SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2006

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02

Stephen Spengler was appointed as Acting Senior Vice President, Sales & Marketing of Intelsat Global Service Corporation effective from February 9, 2006. He previously served as Vice President, Sales, Network Services & Telecom of Intelsat Global Service Corporation from July 2003 to February 2006. Prior to joining Intelsat, Mr. Spengler served as Senior Vice President – Global Sales, Broadband Access Networks of Cirronet Inc., a developer of wireless products for Internet access, industrial and scientific use, from March 2002 to June 2003, and as Vice President – Sales and Marketing of ViaSat Satellite Networks, a producer of satellite communications systems, from April 2000 to February 2002. Prior to joining ViaSat Satellite Networks, Mr. Spengler served in various sales roles at Scientific-Atlanta’s Satellite Networking division (which merged with ViaSat Satellite Networks in April 2000) from 1995 to 2000, including 5 years with Scientific-Atlanta Europe based in London, and at GTE Spacenet International Corporation from 1990 to 1994. Mr. Spengler is 46 years old.

Ramu Potarazu resigned his position as Chief Operating Officer of Intelsat, Ltd. effective from February 9, 2006. Intelsat Holdings, Ltd. (the parent of Intelsat, Ltd.) and Intelsat, Ltd. entered into a Separation Agreement and Release of Claims, referred to as the Separation Agreement, with Mr. Potarazu on February 9, 2006. Under the terms of the Separation Agreement, among other things, Mr. Potarazu will be entitled to (i) a severance payment of $1,750,000, payable in 24 equal monthly installments commencing February 17, 2006, and (ii) a lump sum payment equal to 50% of the maximum bonus for 2005 (including the additional bonus payable in the discretion of the Compensation Committee of Intelsat, Ltd.’s board) provided for in his Employment Agreement dated January 28, 2005, if and to the extent bonuses are paid to other senior executives of Intelsat. In addition, on February 15, 2006, Intelsat Holdings, Ltd. will repurchase all of the 15,227 shares of equity of Intelsat Holdings, Ltd. that Mr. Potarazu purchased in January 2005 for a repurchase price of $3,593,572, as well as all of the remaining 13,200 vested shares of equity of Intelsat Holdings, Ltd. held by Mr. Potarazu for a repurchase price of $3,115,200, for a total of $6,708,772. This amount will be paid in five installments, with $1,341,754.40 payable in a lump sum on February 15, 2006, and the balance to be paid in equal installments of $1,341,754.40 on each of August 15, 2006, February 15, 2007, August 15, 2007 and February 15, 2008. Mr. Potarazu has forfeited all rights to restricted shares of Intelsat Holdings, Ltd. other than those subject to vesting only upon attainment of certain financial performance targets, which shall remain outstanding in accordance with their terms until August 9, 2006, and will be forfeited by Mr. Potarazu if they remain unvested on such date. Mr. Potarazu agreed to release Intelsat Holdings, Ltd., Intelsat, Ltd. and certain other parties from claims in connection with his employment and separation from employment from Intelsat, Ltd. Mr. Potarazu also agreed to extend the duration of certain non-competition and other restrictive covenants applicable to him pursuant to the terms of his employment agreement. A copy of the Separation Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Separation Agreement and Release of Claims, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Ramu Potarazu, dated February 9, 2006 (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to the Registration Statement on Form S-4 of Intelsat, Ltd. filed with the SEC on February 10, 2006, File No. 333-129465).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2006

INTELSAT, LTD.
By:	/s/ Phillip L. Spector
Name:	Phillip L. Spector
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and Release of Claims, by and among Intelsat Holdings, Ltd., Intelsat, Ltd. and Ramu Potarazu, dated February 9, 2006 (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to the Registration Statement on Form S-4 of Intelsat, Ltd. filed with the SEC on February 10, 2006, File No. 333-129465).